UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021

RICE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39644	85-2867266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 East Main Street, Second Story Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 446-6259

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	RICE U	The New York Stock Exchange
Shares of Class A common stock, par value $0.0001 per share, included as part of the units	RICE	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RICE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 7, 2021, Rice Acquisition Corp., a Delaware corporation (the “Company”), entered into (i) the Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Aria Merger Agreement”) by and among the Company, Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of the Company (“RAC Opco”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and Aria Renewable Energy Systems LLC, a Delaware limited liability company (the “Aria Equityholder Representative”), pursuant to which, among other things, Aria Merger Sub will merge with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Archaea Merger Agreement”), by and among the Company, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC, a Delaware limited liability company (“Archaea Seller”), and Archaea Energy II LLC, a Delaware limited liability company (“Archaea II” and, together with Archaea Seller, “Archaea”), pursuant to which, among other things, Archaea Merger Sub will merge with and into Archaea II, with Archaea II surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”).

On September 9, 2021, the Company held a special meeting of stockholders (the “Special Meeting”) to approve the Business Combinations and certain other proposals related thereto. As further described below in Item 5.07, at the Special Meeting, the Company’s stockholders approved and adopted the Archaea Energy Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”). Previously, the Company’s Board of Directors (the “Board”) approved the 2021 Plan, subject to the approval by the Company’s stockholders at the Special Meeting and subject to, and conditioned upon, the consummation of the Business Combinations.

The 2021 Plan, which shall become effective as of the date the Business Combinations are consummated, will provide for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, stock awards, dividend equivalents, other stock-based awards, cash awards and substitute awards intended to align the interests of the Company’s service providers with those of its stockholders. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the 2021 Plan, 11,300,000 shares, which represents approximately 10% of the shares of Common Stock (as defined below) that will be outstanding following the consummation of the Business Combinations (assuming that no shares of Common Stock are redeemed), will initially be reserved for issuance pursuant to awards under the 2021 Plan. The number of shares available for issuance under the 2021 Plan will be subject to an annual increase on the first day of each calendar year beginning January 1, 2022, and ending and including January 1, 2031, equal to the lesser of (i) 5% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (ii) any such smaller number of shares as is determined by the Board.

A summary of the 2021 Plan is included in the section entitled “Proposal No. 5. — The Incentive Plan Proposal” beginning on page 157 of the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on August 12, 2021 (the “Proxy Statement”), which is incorporated herein by reference, which summary is qualified in all respects by the full text of the 2021 Plan, the form of which is included as Annex F to the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 9, 2021, the Company held the Special Meeting to approve the Business Combinations and certain other proposals related thereto. As of the close of business on July 29, 2021, the record date for the Special Meeting, there were 23,727,500 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and 5,931,350 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), issued and outstanding. A total of 19,471,123 shares of Class A Common Stock and 5,931,350 shares of Class B Common Stock were present or represented by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

Set forth below are the final voting results on the proposals considered and voted upon at the Special Meeting, each of which is more fully described in the Proxy Statement and each of which was approved by the stockholders at the Special Meeting:

1.	The Business Combination Proposal

(a)	The “Aria Business Combination Proposal” – To approve and adopt the Aria Merger Agreement and approve the Aria Merger:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
25,395,263	60	7,150	0

RIG-Unaffiliated* Common Stock Votes For	RIG-Unaffiliated* Common Stock Votes Against	RIG-Unaffiliated* Common Stock Abstentions	RIG-Unaffiliated* Broker Non-Votes
18,940,476	60	7,150	0

* As described in the Proxy Statement, approval of the Aria Business Combination Proposal required the affirmative vote of the holders of (a) a majority in voting power of the outstanding shares of Common Stock and (b) a majority in voting power of the outstanding shares of Common Stock held by stockholders who are not affiliates or associates of Rice Investment Group (“RIG”).

(b)	The “Archaea Business Combination Proposal” – To approve and adopt the Archaea Merger Agreement and approve the Archaea Merger:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
25,395,263	60	7,150	0

RIG-Unaffiliated* Common Stock Votes For	RIG-Unaffiliated* Common Stock Votes Against	RIG-Unaffiliated* Common Stock Abstentions	RIG-Unaffiliated* Broker Non-Votes
18,940,476	60	7,150	0

* As described in the Proxy Statement, approval of the Archaea Business Combination Proposal required the affirmative vote of the holders of (a) a majority in voting power of the outstanding shares of Common Stock and (b) a majority in voting power of the outstanding shares of Common Stock held by stockholders who are not affiliates or associates of RIG.

2.	The “NYSE Proposal” – To approve, assuming the Aria Business Combination Proposal and the Archaea Business Combination Proposal (the “Business Combination Proposal”) is approved and adopted, for purposes of complying with applicable New York Stock Exchange listing rules, the issuance by the Company of more than 20% of the Company’s issued and outstanding shares of Common Stock in the Business Combinations and the related private placement:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
25,397,397	1,475	3,601	0

3.	The “Charter Proposal” – To approve and adopt, assuming the Business Combination Proposal and the NYSE Proposal are approved and adopted, the Amended and Restated Certificate of Incorporation of the Company following consummation of the Business Combinations (the “Combined Company”):

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
23,696,637	1,701,696	4,140	0

(a)	Governance proposal regarding increase of authorized shares – To approve, on a non-binding advisory basis, an increase in the total number of authorized shares of all classes of capital stock to 1.1 billion shares, consisting of 900 million shares of Class A Common Stock, 190 million shares of Class B Common Stock and 10 million shares of preferred stock:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
23,111,075	2,281,098	10,300	0

(b)	Governance proposal regarding exclusive forum – To approve, on a non-binding advisory basis, the U.S. federal district courts to be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless the Combined Company consents in writing to the selection of an alternative forum:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
24,824,912	570,320	7,241	0

(c)	Governance proposal regarding removal of blank check status-related provisions – To approve, on a non-binding advisory basis, the removal of provisions in the Company’s current certificate of incorporation related to its status as a blank check company that will no longer apply upon the consummation of the Business Combinations:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
25,398,160	72	4,241	0

4.	The “Director Election Proposal” – To elect, assuming the Business Combination Proposal, the NYSE Proposal and the Charter Proposal are approved and adopted, each of J. Kyle Derham, Kathryn Jackson and Scott Parkes to serve as Class I directors until the 2022 annual meeting of stockholders, Joseph Malchow and Daniel Joseph Rice, IV to serve as Class II directors until the 2023 annual meeting of stockholders and Nicholas Stork and James Torgerson to serve as Class III directors until the 2024 annual meetings of stockholders:

Nominee	Class B Common Stock Votes For	Class B Common Stock Votes Withheld	Broker Non-Votes
J. Kyle Derham	5,931,350	0	0
Dr. Kathryn Jackson	5,931,350	0	0
Joseph Malchow	5,931,350	0	0
Scott Parkes	5,931,350	0	0
Daniel Joseph Rice, IV	5,931,350	0	0
Nicholas Stork	5,931,350	0	0
James Torgerson	5,931,350	0	0

5.	The “Incentive Plan Proposal” – To approve and adopt, assuming the Business Combination Proposal, the NYSE Proposal and the Charter Proposal are approved and adopted, the 2021 Plan:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
22,739,617	2,653,256	9,600	0

6.	The adjournment proposal – To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NYSE Proposal, the Charter Proposal, the Director Election Proposal or the Incentive Plan Proposal:

Common Stock Votes For	Common Stock Votes Against	Common Stock Abstentions	Broker Non-Votes
25,396,854	378	5,241	0

Item 7.01 Regulation FD Disclosure.

On September 9, 2021, the Company issued a press release announcing the results of the Special Meeting and announcing that the Business Combinations is expected to close on or about September 15, 2021. The press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

Item 8.01 Other Events.

As described in the Proxy Statement, the Company provided its Public Stockholders (as defined therein) with the opportunity to have all or a portion of their shares of Class A Common Stock redeemed for cash upon the closing of the Business Combinations. Holders of 46,972 shares of Class A Common Stock have exercised their redemption rights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated September 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2021

RICE ACQUISITION CORP.

By:	/s/ James Wilmot Rogers
Name:	James Wilmot Rogers
Title:	Chief Accounting Officer and Secretary